                                                                  EXHIBIT 4.14.4

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of March 5, 2004

                                      among

                   CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

                               CCFC FINANCE CORP.

                           THE GUARANTORS NAMED HEREIN

                                       and

                              WILMINGTON TRUST FSB,

                                   as Trustee

                           Supplementing the Indenture
                           Dated as of August 14, 2003
                                       and
              Amended as of September 18, 2003 and January 14, 2004

                  THIRD SUPPLEMENTAL INDENTURE, dated as of March 5, 2004 (the "Third Supplemental Indenture"), among Calpine Construction Finance Company, L.P., a Delaware limited partnership (the "Company"), CCFC Finance Corp., a Delaware corporation ("Finance Corp."), the Guarantors and Wilmington Trust FSB, as trustee (the "Trustee").

                  WHEREAS, the Company, Finance Corp., the Guarantors and the Trustee have executed that certain Indenture, dated as of August 14, 2003, as supplemented by that certain Supplemental Indenture, dated as of September 18, 2003, and as further supplemented by that certain Second Supplemental Indenture, dated as of January 14, 2004 (as supplemented, the "Indenture"), in connection with the co-issuance by the Company and Finance Corp. of certain Second Priority Senior Secured Floating Rate Notes due 2011 (the "Notes");

                  WHEREAS, pursuant to a Consent Solicitation dated as of February 20, 2004 (the "Consent Solicitation"), the Company and Finance Corp. have proposed to supplement and amend certain Sections of the Indenture as provided herein (the "Proposed Amendments");

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Holders of at least a majority in aggregate principal amount of the Notes have consented to the Proposed Amendments; and

                  WHEREAS, the Company and Finance Corp. have directed the Trustee to execute and deliver this Third Supplemental Indenture in accordance with the terms of the Indenture;

                  NOW THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the Company, Finance Corp., the Guarantors and the Trustee agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Definition of Terms.

                  Unless the context otherwise requires, capitalized terms used herein that are not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

                  Section 2.1 Amendments. (a) Section 1.01 (Definitions) of the Indenture is hereby amended to insert the following new definitions in alphabetical order in such Section:


                  "Acquisition Companies" means each of Calpine Brazos Valley Energy Center GP, LLC, a Delaware limited liability company, and Calpine Brazos Valley Energy Center LP, LLC, a Delaware limited liability company.

                  "Affiliate Purchase Agreement" means that certain Purchase Agreement, dated as of February 18, 2004, by and between the Company and Calpine Power Corporation, a Delaware corporation.

                  "Brazos Subsidiaries" means each of Brazos Valley Energy LP, a Delaware limited partnership, and Brazos Valley Technology LP, a Delaware limited partnership.

                  "Calpine Pledge Agreement" means that certain Pledge Agreement by and between Calpine Corporation and the Company related to the pledge by the Company to Calpine of certain Equity Interests in the Acquisition Subsidiaries.

                  "Calpine Credit Agreement" means that certain Credit Agreement by and between Calpine Corporation and the Company, relating to Indebtedness incurred by the Company to complete the acquisition, indirectly through the acquisition of the Acquisition Subsidiaries, of the Brazos Subsidiaries, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

                  (b) The definition of "Excess Cash Flow" in Section 1.01 (Definitions) of the Indenture is hereby amended by inserting the phrase "other than Fixed Charges relating to the Calpine Credit Agreement," immediately following "for such period," at the end of clause (2)(C) of such definition.

                  (c) The definition of "Excluded Assets" in Section 1.01 (Definitions) of the Indenture is hereby amended, as follows:

                  (i) by deleting the word "and" at the end of clause (4) under such definition;

                  (ii) by deleting the period and adding "; and" at the end of clause (5) of such definition; and

                  (iii) by adding the following new clause (6) to the end of such definition:

                           (6) (A) that portion of the Capital Stock of each of the Acquisition Companies pledged by the Company to Calpine Corporation in accordance with the terms and provisions of the Calpine Pledge Agreement, until such time as all amounts outstanding under the Calpine Credit Agreement have been paid in full and the Calpine Pledge Agreement has been terminated, (B) the Equity Interests of the Brazos Subsidiaries and
                           (C) the real and personal property (i) of the Acquisition Companies, (ii) of the Brazos Subsidiaries and (iii) constituting the Brazos Valley electric generating facility located in Thompsons, Texas.

                  (d) The definition of "Permitted Liens" in Section 1.01 (Definitions) of the Indenture is hereby amended, as follows:

                  (i) by deleting the "and" at the end of clause (13) of such definition;

                  (ii) by deleting the period and adding "; and" at the end of clause (14) of such definition;

                  (iii) by adding the following new clause (15) to the end of such definition:

                           (15) the pledge by the Company of the Capital Stock of each of the Acquisition Companies to Calpine Corporation in accordance with the terms and provisions of the Calpine Pledge Agreement.

                  (e) Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Equity) of the Indenture is hereby amended, as follows:

                  (i) by deleting the "and" at the end of clause (10) of the second paragraph of such Section;

                  (ii) by deleting the period and adding "; and" at the end of clause (11) of the second paragraph of such Section;

                  (iii) by adding the following new clause (12) to the end of such definition:

                  (12) the incurrence by the Company of Indebtedness under the Calpine Credit Agreement as of the date of its execution and delivery by the parties thereto;

                  (f) Section 4.11 (Transactions with Affiliates) of the Indenture is hereby amended, as follows:

                  (i) by deleting the "and" at the end of clause (12) of the second paragraph of such Section;

                  (ii) changing the number of the old clause (13) of the second paragraph of such Section from (13) to (14);

                  (iii) by adding the following new clause (13) to the second paragraph of such Section:

                           "(13)    transactions contemplated under the
                           Affiliate Purchase Agreement, the Calpine Credit Agreement and the Calpine Pledge Agreement; and"

                  (g) Section 4.21 (Additional Subsidiaries) of the Indenture is hereby amended to insert a new third paragraph at the end of such Section, as follows:

                                    "Notwithstanding anything to the contrary in
                           this Section 4.21, (i) the Acquisition Companies and the Brazos Subsidiaries shall not be required to comply with the provisions of the first paragraph of this Section 4.21 and (ii) the Company shall not be required to comply with the provisions of the first paragraph of this Section 4.21 with respect to the Acquisition Companies and the Brazos Subsidiaries; provided that (x) the Acquisition Companies and the Brazos Subsidiaries shall become Guarantors if, in the good faith determination of the Company, the limitations imposed by the debt instruments of Calpine Corporation and its Subsidiaries on the ability of the Acquisition Companies and the Brazos Subsidiaries to become Guarantors are no longer applicable, (y) all of the Equity Interests in each of the Acquisition Companies, other than such Equity Interests pledged to Calpine Corporation pursuant to the Calpine Pledge Agreement, shall be required to become part of the Collateral within 30 days of the date of acquisition of such Acquisition Companies by the Company, and (z) 100% of the Equity Interests in each of the Acquisition Companies shall be required to become part of the Collateral (in accordance with the terms and provisions of the Pledge and Security Agreement) promptly following the termination of the Calpine Pledge Agreement in accordance with its terms."

                                   ARTICLE III
                                  MISCELLANEOUS

                  Section 3.1 Condition to Operative Effect. The operative effect of this Third Supplemental Indenture is conditioned upon the occurrence of the consummation of the transactions contemplated by the Purchase Agreement, dated as of February 18, 2004, between Calpine Brazos Valley Energy Center GP, LLC and Calpine Brazos Valley Energy Center LP, LLC, as purchasers, and Brazos Valley Special Purpose GP Limited Partnership and Brazos Valley Special Purpose LP Limited Partnership, as sellers.

                  Section 3.2 Interpretation.

                  Upon execution and delivery of this Third Supplemental Indenture, and subject to Section 3.1, the Indenture shall be modified and amended in accordance with this Third Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Third Supplemental Indenture will control. The Indenture, as modified and amended by this Third Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Third Supplemental

Indenture, the provisions of the Indenture, as modified and amended by this Third Supplemental Indenture, shall control.

                  Section 3.3 The Trustee.

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Finance Corp.

                  Section 3.4 Certain Duties and Responsibilities of the
Trustee.

                  In entering into this Third Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  Section 3.5 Counterparts.

                  This Third Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature of this Third Supplemental Indenture by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  Section 3.6 Applicable Law.

                  This Third Supplemental Indenture and the right and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

                                      * * *

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

                                 CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

                                 By:  /s/ ERIC N. PRYOR
                                    --------------------------------------------
                                    Name:  Eric N. Pryor
                                    Title: Senior Vice President

                                 CCFC FINANCE CORP.

                                 By:  /s/ ERIC N. PRYOR
                                    --------------------------------------------
                                    Name:  Eric N. Pryor
                                    Title: Senior Vice President

                                 CALPINE HERMISTON, LLC, as a Guarantor

                                 By:  /s/ ERIC N. PRYOR
                                    --------------------------------------------
                                    Name:  Eric N. Pryor
                                    Title: Senior Vice President

                                 CPN HERMISTON, LLC, as a Guarantor

                                 By:  /s/ ERIC N. PRYOR
                                    --------------------------------------------
                                    Name:  Eric N. Pryor
                                    Title: Senior Vice President

                                 HERMISTON POWER PARTNERSHIP, as a Guarantor

                                 By: Calpine Hermiston, LLC, its General Partner

                                 By:  /s/ ERIC N. PRYOR
                                    --------------------------------------------
                                    Name:  Eric N. Pryor
                                    Title: Senior Vice President

                                 WILMINGTON TRUST FSB, as Trustee

                                 By:  /s/ W. CHRIS SPONENBERG
                                    --------------------------------------------
                                    Name:  W. Chris Sponenberg
                                    Title:  Authorized Signatory